UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  07/08/2005

VISTACARE, INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  000-50118

DE	06-1521534
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

4800 N. Scottsdale Rd., Suite 5000, Scottsdale, AZ 85251
(Address of Principal Executive Offices, Including Zip Code)

480-648-8749
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 7, 2005, VistaCare, Inc. (the "Company") announced in a press release that the Board of Directors (the "Board") has appointed Jon M. Donnell to fill a newly created vacancy on the Board that resulted from an increase in the number of members constituting the whole Board from eight members to nine members. Mr. Donnell will serve as a Class II member until the annual meeting of stockholders in 2007. A copy of the press release is attached as an exhibit to this Current Report and is incorporated herein by reference.

Item 8.01.    Other Events

In this same July 7, 2005 press release, the Company also announced that the Board has increased the number of members constituting the whole Board from eight members to nine members and that the directorship created by the increase shall be a member of Class II, to serve for a term ending in 2007.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

VISTACARE, INC.

Date: July 08, 2005.	By:	/s/ Stephen Lewis
Stephen Lewis
Secretary

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release Issued July 7, 2005